Exhibit 10.10

VERITIV CORPORATION

DIRECTOR INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of this     day of             , 2014, by and between Veritiv Corporation, a Delaware corporation (the “Corporation”), and                      (“Indemnitee”).

RECITALS:

The Corporation and Indemnitee recognize the substantial increase in corporate litigation in general, subjecting corporate directors to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited. The Corporation desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as directors of the Corporation and to indemnify its directors so as to provide them with the maximum protection permitted by law.

The Corporation and Indemnitee, intending to be legally bound, hereby agree as follows:

Section 1. Limitation of Liability.

(a) To the fullest extent permitted by the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader exculpation rights than permitted prior thereto), Indemnitee shall not be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty as a director.

(b) Any repeal or modification of subparagraph (a) of this Section 1 of this Agreement shall not adversely affect any right or protection of a director existing hereunder with respect to any act or omission occurring at or prior to the time of such repeal or modification.

Section 2. Right to Indemnification.

(a) In the event that Indemnitee was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (whether threatened or actual, hereinafter a “Proceeding”), by reason of the fact: (i) that Indemnitee or a person of whom Indemnitee is the legal representative is or was or has agreed to become a director of the Corporation, including service with respect to an employee benefit plan (including any settlor capacity), (ii) that Indemnitee is or was a director or officer of International Paper Company, a New York corporation (“International Paper”) or UWW Holdings, Inc., a Delaware corporation (“UWWH”) or any of their respective subsidiaries, in each case acting on behalf of or for the benefit of the Corporation, including service with respect to an employee benefit plan (including any settlor capacity) or (iii) Indemnitee is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such Proceeding is action alleged to have been taken or omitted in an official capacity as a director or officer, or in any other capacity while serving or having agreed to serve as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by this Agreement and the DGCL in effect on the date hereof or as amended to increase the scope of permitted indemnification, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in Section 4 of this Agreement with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the board of directors of the Corporation (“Board of Directors”). For avoidance of doubt and solely for purposes of the preceding clause (ii) of this Section 2, “Corporation” shall specifically include Indemnitee’s service to International Paper and any of its affiliates engaged in the business segment referred to in International Paper’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 as “xpedx”.

(b) Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for a portion of any expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred by Indemnitee, but not for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for such portion.

Section 3. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 2 of this Agreement, an Indemnitee shall to the fullest extent not prohibited by the DGCL in effect on the date hereof or as amended to increase the scope of permitted advancement, have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such Proceeding in advance of its final disposition and without regard to whether Indemnitee will ultimately be entitled to be indemnified for such expenses (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 3 of this Agreement or otherwise.

Section 4. Procedure for Indemnification.

(a) Any claim for indemnification or advancement of expenses (including attorneys’ fees, costs and charges) under Sections 2 and 3 of this Agreement shall be made promptly, and in any event within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the undertaking contemplated by Section 3 of this Agreement, if required, has been delivered to the Corporation), upon the written request of the Indemnitee. If any claim for indemnification is not paid in full within 45 days or any claim for advancement of expenses is not paid in full within 20 days, the Indemnitee shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of the claim in the Court of Chancery (as defined in Section 13 of this Agreement). Such Indemnitee’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any action by an Indemnitee for indemnification or the advance of expenses (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 3 of this Agreement, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall create a presumption that the claimant has not met the applicable standard of conduct.

(b) Determination. In no event shall a determination be required in connection with advancement of expenses pursuant to Section 3 or in connection with indemnification for expenses incurred as a witness or incurred in connection with any Proceeding or portion thereof with respect to which Indemnitee has been successful on the merits or otherwise. In the event that any action, claim or Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or Proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or Proceeding.

(c) Presumptions; Burden of Proof. In connection with any determination, or any review of any determination, by any person, including a court:

(i) It shall be a presumption that Indemnitee has met the applicable standard of conduct and that indemnification of Indemnitee is proper in the circumstances.

(ii) The burden of proof shall be on the Corporation to overcome the presumptions set forth in the preceding clause (i) and such presumptions shall only be overcome if the Corporation establishes that there is no reasonable basis to support them.

(iii) The termination of any Proceeding by judgment, order, finding, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that indemnification is not proper or that Indemnitee did not meet the applicable standard of conduct or that a court has determined that indemnification is not permitted by this Agreement or otherwise.

Section 5. Other Indemnification and Insurance/Priority of Payments. The Corporation acknowledges that Indemnitee has certain rights to: (i) indemnification and/or advancement of expenses provided by International Paper and/or certain of its affiliates or UWWH, and/or certain of its affiliates and/or (ii) insurance provided to International Paper and/or certain of its affiliates or UWWH and/or certain of its affiliates (collectively, the “Other Indemnitors”). The Corporation hereby agrees that, solely with respect to actions related to the Corporation, (A) it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification or insurance for the same expenses or liabilities incurred by Indemnitee are secondary), (B) it shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement, without regard to any rights Indemnitee may have against the Other Indemnitors, and (C) it irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Other Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Corporation shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Corporation.

Section 6. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of Indemnitee in the Indemnitee’s capacity as a director, officer, employee or agent, including for the benefit of Indemnitee if Indemnitee is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, association or other enterprise against any expense, liability or loss asserted against Indemnitee and incurred by Indemnitee in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify Indemnitee against such expenses, liability or loss under the DGCL.

Section 7. Service for Subsidiaries. Any Indemnitee serving, or who has served, as a director, officer, trustee or employee of another corporation or of a partnership, joint venture, limited liability company, trust, association or other enterprise, at least 50% of whose equity interests or assets are owned, directly or indirectly, by the Corporation (a “subsidiary” under this Agreement) shall be conclusively presumed to be, or to have been, serving in such capacity at the request of the Corporation.

Section 8. Reliance. Indemnitee shall be conclusively presumed to have relied on the rights to indemnity, advancement of expenses and other rights contained in this Agreement in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Agreement shall apply to claims made against an Indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

Section 9. Nature of Rights. The rights conferred upon Indemnitee in this Agreement shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 10. Nonexclusivity. The provisions of this Agreement shall be in addition to and not in limitation of any other rights, indemnities, or limitations of liability to which Indemnitee may now or in the future be entitled, as a matter of law or under the Corporation’s Certificate of Incorporation, any by-law, agreement, vote of stockholders or disinterested directors or otherwise. All rights to indemnification under this Agreement shall be deemed to be a contract between the Corporation and Indemnitee.

Section 11. Savings Clause. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to Indemnitee as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification or advancement of expenses is available to such person pursuant to this Agreement to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated.

Section 12. Definition. For purposes of this Agreement, references to the “Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, including without limitation, prior to (or, in the case of an entity specifically designated in a resolution of the Board of Directors, after) the effective date of this Agreement and which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Agreement with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 13. Jurisdiction. The Court of Chancery of the State of Delaware (the “Court of Chancery”) shall have exclusive jurisdiction to hear and determine all actions for indemnification or advancement of expenses brought with respect to this Agreement, and the Court of Chancery may summarily determine the Corporation’s obligation to advance expenses (including attorneys’ fees) under this Agreement.

Section 14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original. Any facsimile copies hereof or signature hereon shall, for all purposes, be deemed originals.

Section 15. Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns, including without limitation any acquiror of all or substantially all of the Corporation’s assets or business and any survivor of any merger or consolidation to which the Corporation is party, and shall inure to the benefit of the Indemnitee and shall inure to the benefit of Indemnitee and Indemnitee’s estate, spouses, heirs, executors, personal or legal representatives, administrators and assigns. The Corporation shall require and cause any such successor or assignee, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement as if it were named as the Corporation herein, and the Corporation shall not permit any such purchase of assets or business, acquisition of securities or merger or consolidation to occur until such written agreement has been executed and delivered. No such assumption and agreement shall relieve the Corporation of any of its obligations hereunder, and this Agreement shall not otherwise be assignable by the Corporation.

Section 16. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if given by overnight courier or personal delivery, on the date of receipt or (ii) if sent by telecopier (with receipt confirmed), on the date of such receipt. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice and in the case of notices to the Corporation shall be marked for the attention of the General Counsel.

Section 17. Choice of Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware, without regard to the conflict of law principles thereof.

Section 18. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by all the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

Section 19. Non-Circumvention. The Corporation shall not seek or agree to any order of any court or other governmental authority that would prohibit or otherwise interfere, and shall not take or fail to take any other action if such action or failure would reasonably be expected to have the effect of prohibiting or otherwise interfering, with the performance of the Corporation’s indemnification, advancement or other obligations under this Agreement.

Section 20. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto, provided that the provisions hereof shall not supersede the provisions of the Corporation’s Certificate of Incorporation, Bylaws or other organizational agreement or instrument, any other agreement, any vote of stockholders or directors, the DGCL or other applicable law, to the extent any such provisions shall be more favorable to Indemnitee than the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Veritiv Corporation

By:
Name:
Title:

Address:

AGREED TO AND ACCEPTED:
INDEMNITEE:

Name:
Address:

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